                                                                    Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 10/31/98

AGGREGATE RECEIVABLES BALANCE           NUMBER OF ACCTS     PERCENT OF                   AGGREGATE          PERCENT OF
                                                             NUMBER OF                  RECEIVABLE           AGGREGATE
                                                                 ACCTS                     BALANCE          RECEIVABLE
                                                                                                               BALANCE


1.         5,000  or less                        31,701         69.84%              $52,325,064.57              8.98%

2.         5,000 - 10,000                         5,662         12.47%               39,938,437.21              6.85%

3.        10,000 - 25,000                         4,580         10.09%               71,386,858.27             12.25%

4.        25,000 - 50,000                         1,743          3.84%               60,329,060.68             10.35%

5.        50,000 - 75,000                           569          1.25%               34,725,305.05              5.96%

6.        75,000 -100,000                           297          0.65%               25,647,415.79              4.40%

7.       100,000 -250,000                           529          1.17%               79,454,216.18             13.64%

8.       250,000 -500,000                           177          0.39%               59,700,387.28             10.25%

9.       500,000 -1,000,000                          91          0.20%               61,108,189.32             10.49%

10.    1,000,000 -5,000,000                          36          0.08%               61,732,795.55             10.60%

11.         Over  5,000,000                           6          0.01%               36,284,251.68              6.23%


Total:                                           45,391                            $582,631,981.58

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                      IDENTIFIED PORTFOLIO AS OF 10/31/98


REMAINING INSTALLMENT TERM             NUMBER OF ACCTS                   PERCENT                AGGREGATE            PERCENT OF
                                                                    OF NUMBER OF              RECEIVABLES             AGGREGATE
                                                                           ACCTS                  BALANCE           RECEIVABLES
                                                                                                                        BALANCE

03 Months or Less                               18,600                    40.98%           $85,931,918.73                14.75%


04 to 06 Months                                 15,791                    34.79%           188,598,535.20                32.37%


07 to 09 Months                                 10,490                    23.11%           203,855,414.58                34.99%


10 to 12 Months                                    297                     0.65%            35,632,740.39                 6.12%


13 to 18 Months                                     90                     0.20%            21,106,121.31                 3.62%


More than 18 Months                                123                     0.27%            47,507,251.37                 8.15%





Total:                                          45,391                                    $582,631,981.58

                   AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                          AS OF 10/31/98

            STATES                                  AGGREGATE                PERCENTAGE OF
                                                  RECEIVABLES                    AGGREGATE
                                                      BALANCE                  RECEIVABLES
                                                                                   BALANCE

CALIFORNIA                                    $132,217,665.86                       22.69%
TEXAS                                           98,586,926.88                       16.92%
NEW YORK                                        47,223,302.44                        8.11%
FLORIDA                                         37,058,095.57                        6.36%
PENNSYLVANIA                                    28,011,623.50                        4.81%
NEW JERSEY                                      23,842,402.36                        4.09%
MASSACHUSETTS                                   19,952,566.22                        3.42%
WASHINGTON                                      15,494,009.89                        2.66%
MICHIGAN                                        14,235,600.69                        2.44%
OHIO                                            12,724,471.89                        2.18%
ILLINOIS                                        12,177,523.79                        2.09%
GEORGIA                                         11,769,537.92                        2.02%
CONNECTICUT                                     11,203,474.87                        1.92%
LOUISIANA                                       10,722,163.74                        1.84%
OREGON                                           9,160,638.11                        1.57%
COLORADO                                         8,111,659.00                        1.39%
ALASKA                                           7,601,216.86                        1.30%
NORTH CAROLINA                                   6,140,608.71                        1.05%
MISSOURI                                         5,672,715.69                        0.97%
MARYLAND                                         5,110,982.83                        0.88%
VIRGINIA                                         5,062,396.71                        0.87%
OKLAHOMA                                         4,962,608.75                        0.85%
WEST VIRGINIA                                    4,461,611.68                        0.77%
SOUTH CAROLINA                                   4,286,933.26                        0.74%
MISSISSIPPI                                      4,251,427.47                        0.73%
TENNESSEE                                        4,173,920.85                        0.72%
INDIANA                                          4,153,909.34                        0.71%
ALABAMA                                          3,964,549.46                        0.68%
KENTUCKY                                         3,554,026.19                        0.61%
ARKANSAS                                         3,505,478.16                        0.60%
MINNESOTA                                        3,233,017.81                        0.55%
WISCONSIN                                        3,230,303.94                        0.55%
ARIZONA                                          2,947,012.24                        0.51%
HAWAII                                           2,911,823.54                        0.50%
NEVADA                                           2,740,339.59                        0.47%
IDAHO                                            1,824,770.12                        0.31%
NEW HAMPSHIRE                                    1,230,283.17                        0.21%
MAINE                                            1,187,151.18                        0.20%
UTAH                                             1,065,651.09                        0.18%
IOWA                                               763,416.00                        0.13%
MONTANA                                            623,236.92                        0.11%
NEBRASKA                                           480,062.59                        0.08%
RHODE ISLAND                                       457,824.58                        0.08%
SOUTH DAKOTA                                       278,423.47                        0.05%
WYOMING                                            259,589.37                        0.04%
NEW MEXICO                                           3,311.88                        0.00%
DISTRICT OF COLUMBIA                                 1,715.40                        0.00%




Total:                                        $582,631,981.58

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                   TEN MONTHS                      TWELVE MONTHS
                                                                ENDED OCTOBER 31,                ENDED DECEMBER 31,
                                                                      1998                             1997
                                                                      ----                             ----

Average Outstanding Principal Balance                            $533,566                          $562,229
Gross Charge Offs                                                   2,404                             1,002
Recoveries                                                            694                               102
Net Charge Offs                                                     1,710                               900
Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                        0.38%   (2)                       0.16%


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
    (2)   Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO



                                                                  AT OCTOBER 31,          AT DECEMBER 31,
                                                                       1998                     1997
                                                                       ----                     ----
Number of days a loan remains overdue after cancellation of
    the related insurance policy
              31-89 days                                              0.80%                    1.17%
              90-270 days                                             1.06%                    0.93%
              Over 270 days (1)                                       0.00%                    0.00%
                                                                      -----                    -----
                  Total                                               1.86%                    2.10%
                                                                      =====                    =====


              (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                                         TEN MONTHS ENDED                  TWELVE MONTHS ENDED
                                                         OCTOBER 31, 1998                    DECEMBER 31, 1997
                                                         ----------------                    -----------------

Average Outstanding Principal Balance Receivables                $533,566                             $562,229
Interest & Fee Income                                              51,021                               63,462

Average Revenue Yield                                              11.47%  (1)                          11.29%

(1)  Calculated on an annualized basis.